AMERICAN CENTURY-BENHAM TARGET MATURITIES TRUST: 2000
                                YIELD CALCULATION
                               September 30, 1996


                               [ (  A-B       ) 6     ]
           Formula: Yield  =  2[ (-------  + 1)   - 1 ]
                               [ (  C*D       )       ]



A = Investment income earned during the period.

B = Expenses accrued for the period (net of reimbursements).

C = The average daily number of shares outstanding during the period that were entitled to receive dividends.

D = The per share price on the last day of the period.


Calculation:

         A =           $1,466,750.46

         B =             $109,355.31

         C =           3,356,125.288

         D =                  $79.95

         Yield =               6.15%

              AMERICAN CENTURY-BENHAM TARGET MATURITIES TRUST: 2005
                                YIELD CALCULATION
                               September 30, 1996


                               [ (  A-B       ) 6     ]
           Formula: Yield  =  2[ (-------  + 1)   - 1 ]
                               [ (  C*D       )       ]



A = Investment income earned during the period.

B = Expenses accrued for the period (net of reimbursements).

C = The average daily number of shares outstanding during the period that were entitled to receive dividends.

D = The per share price on the last day of the period.


Calculation:

         A =           $1,372,811.49

         B =              $99,293.93

         C =           4,116,763.218

         D =                  $57.83

         Yield =               6.51%

              AMERICAN CENTURY-BENHAM TARGET MATURITIES TRUST: 2010
                                YIELD CALCULATION
                               September 30, 1996


                               [ (  A-B       ) 6     ]
           Formula: Yield  =  2[ (-------  + 1)   - 1 ]
                               [ (  C*D       )       ]


A = Investment income earned during the period.

B = Expenses accrued for the period (net of reimbursements).

C = The average daily number of shares outstanding during the period that were entitled to receive dividends.

D = The per share price on the last day of the period.


Calculation:

         A =            $661,295.69

         B =             $49,193.72

         C =          2,611,498.972

         D =                 $42.47

         Yield =               6.71%

              AMERICAN CENTURY-BENHAM TARGET MATURITIES TRUST: 2015
                                YIELD CALCULATION
                               September 30, 1996



                               [ (  A-B       ) 6     ]
           Formula: Yield  =  2[ (-------  + 1)   - 1 ]
                               [ (  C*D       )       ]


A = Investment income earned during the period.

B = Expenses accrued for the period (net of reimbursements).

C = The average daily number of shares outstanding during the period that were entitled to receive dividends.

D = The per share price on the last day of the period.


Calculation:

         A =             $699,727.54

         B =              $51,608.87

         C =           3,628,873.563

         D =                  $31.96

         Yield =               6.80%

              AMERICAN CENTURY-BENHAM TARGET MATURITIES TRUST: 2020
                                YIELD CALCULATION
                               September 30, 1996



                               [ (  A-B       ) 6     ]
           Formula: Yield  =  2[ (-------  + 1)   - 1 ]
                               [ (  C*D       )       ]


A = Investment income earned during the period.

B = Expenses accrued for the period (net of reimbursements).

C = The average daily number of shares outstanding during the period that were entitled to receive dividends.

D = The per share price on the last day of the period.


Calculation:

         A =           $5,624,417.55

         B =             $385,827.84

         C =          41,754,828.165

         D =                  $22.00

         Yield =               6.94%

              AMERICAN CENTURY-BENHAM TARGET MATURITIES TRUST: 2025
                                YIELD CALCULATION
                               September 30, 1996



                               [ (  A-B       ) 6     ]
           Formula: Yield  =  2[ (-------  + 1)   - 1 ]
                               [ (  C*D       )       ]


A = Investment income earned during the period.

B = Expenses accrued for the period (net of reimbursements).

C = The average daily number of shares outstanding during the period that were entitled to receive dividends.

D = The per share price on the last day of the period.


Calculation:

         A =             $204,832.85

         B =              $17,292.57

         C =           1,965,224.243

         D =                  $17.91

         Yield =               6.48%

              AMERICAN CENTURY-BENHAM TARGET MATURITIES TRUST: 2000
                           AVERAGE ANNUAL TOTAL RETURN
                               September 30, 1996


                                    ( ERV ) 1/N
                      Formula:  T = (-----)     -  1
                                    (  P  )



P       =  A hypothetical initial payment of $1,000.

ERV     =  Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N       =  Number of years.

T       =  Average annual total return.


                                 P             ERV           N          T
Calculation:                 ---------      ---------     --------    -------

    One Year                 $1,000.00      $1,040.20     1.000000      4.02%

    Five Years               $1,000.00      $1,517.90     5.000000      8.71%

    Ten Years                $1,000.00      $2,443.50    10.000000      9.35%

    Date Of Inception*       $1,000.00      $4,097.90    11.518138     13.03%


*Date Of Inception:  March 25, 1985

              AMERICAN CENTURY-BENHAM TARGET MATURITIES TRUST: 2005
                           AVERAGE ANNUAL TOTAL RETURN
                               September 30, 1996


                                    ( ERV ) 1/N
                      Formula:  T = (-----)     -  1
                                    (  P  )



P       =  A hypothetical initial payment of $1,000.

ERV     =  Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N       =  Number of years.

T       =  Average annual total return.


                                 P             ERV           N          T
Calculation:                 ---------      ---------     --------    -------

    One Year                 $1,000.00      $1,021.60     1.000000      2.16%

    Five Years               $1,000.00      $1,646.20     5.000000     10.48%

    Ten Years                $1,000.00      $2,674.80    10.000000     10.34%

    Date Of Inception*       $1,000.00      $4,867.80    11.518138     14.73%


*Date Of Inception:  March 25, 1985

              AMERICAN CENTURY-BENHAM TARGET MATURITIES TRUST: 2010
                           AVERAGE ANNUAL TOTAL RETURN
                               September 30, 1996


                                    ( ERV ) 1/N
                      Formula:  T = (-----)     -  1
                                    (  P  )



P       =  A hypothetical initial payment of $1,000.

ERV     =  Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N       =  Number of years.

T       =  Average annual total return.


                                 P             ERV           N          T
Calculation:                 ---------      ---------     --------    -------

    One Year                 $1,000.00      $1,007.80     1.000000     0.78%

    Five Years               $1,000.00      $1,693.40     5.000000    11.11%

    Ten Years                $1,000.00      $2,681.20    10.000000    10.37%

    Date Of Inception*       $1,000.00      $5,417.10    11.518138    15.80%


*Date Of Inception:  March 25, 1985

              AMERICAN CENTURY-BENHAM TARGET MATURITIES TRUST: 2015
                           AVERAGE ANNUAL TOTAL RETURN
                               September 30, 1996



                                    ( ERV ) 1/N
                      Formula:  T = (-----)     -  1
                                    (  P  )



P       =  A hypothetical initial payment of $1,000.

ERV     =  Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N       =  Number of years.

T       =  Average annual total return.


                                 P             ERV           N          T
Calculation:                 ---------      ---------     --------    -------

    One Year                 $1,000.00      $  992.50     1.000000     -0.75%

    Five Years               $1,000.00      $1,733.20     5.000000     11.63%

    Ten Years                $1,000.00      $2,450.90    10.000000      9.38%

    Date Of Inception*       $1,000.00      $2,540.50    10.080767      9.70%


*Date Of Inception:  September 1, 1986

              AMERICAN CENTURY-BENHAM TARGET MATURITIES TRUST: 2020
                           AVERAGE ANNUAL TOTAL RETURN
                               September 30, 1996


                                    ( ERV ) 1/N
                      Formula:  T = (-----)     -  1
                                    (  P  )



P       =  A hypothetical initial payment of $1,000.

ERV     =  Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N       =  Number of years.

T       =  Average annual total return.


                                 P             ERV           N          T
Calculation:                 ---------      ---------     --------    -------

    One Year                 $1,000.00      $  979.10     1.000000     -2.09%

    Five Years               $1,000.00      $1,754.40     5.000000     11.90%

    Ten Years

    Date Of Inception*       $1,000.00      $1,833.30     6.754278      9.39%


*Date Of Inception:  December 29, 1989

              AMERICAN CENTURY-BENHAM TARGET MATURITIES TRUST: 2025
                           AVERAGE ANNUAL TOTAL RETURN
                               September 30, 1996



                                    ( ERV ) 1/N
                      Formula:  T = (-----)     -  1
                                    (  P  )



P       =  A hypothetical initial payment of $1,000.

ERV     =  Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N       =  Number of years.

T       =  Average annual total return.


                                 P             ERV           N          T
Calculation:                 ---------      ---------     --------    -------

    One Year

    Five Years

    Ten Years

    Date Of Inception*       $1,000.00       $902.30      0.624230    -15.18%


*Date Of Inception:  February 15, 1996